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Exhibit 21

                 Boston Scientific Corporation and Subsidiaries
                               Dated March 1, 2005

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
            NAME OF COMPANY                                              JURISDICTION OR INCORPORATION
            ---------------                                              -----------------------------
Advanced Bionics Corporation                                              Delaware
Advanced Bionics GmbH                                                     Germany
Advanced Bionics Japan Company Ltd.                                       Japan
Advanced Bionics NV                                                       Belgium
Advanced Bionics SARL                                                     France
Advanced Bionics SL                                                       Spain
Advanced Bionics UK Ltd.                                                  United Kingdom
AMS Medinvent S.A.                                                        Switzerland
BEI Medical Systems, Inc.                                                 Delaware
B.I.C. Insurance Company of Vermont, Inc.                                 Vermont
BSC Capital S.a.r.l.                                                      Luxembourg
BSC Finance Corp.                                                         Indiana
BSC Finance Trust                                                         Massachusetts
BSC International Corporation                                             Delaware
BSC International Holding Limited                                         Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.                    People's Republic of China
BSC Medical (Shanghai) Consulting Co., Ltd.                               People's Republic of China
BSC Securities Corporation                                                Massachusetts
BSM Tip Gerecleri Limited Sirketi                                         Turkey
Boston Scientific (2001) Ltd.                                             Israel
Boston Scientific (Malaysia) Sdn. Bhd.                                    Malaysia
Boston Scientific (South Africa) (Proprietary) Limited                    South Africa
Boston Scientific (Thailand) Ltd.                                         Thailand
Boston Scientific (UK) Limited                                            England
Boston Scientific (Zurich) GmbH                                           Switzerland
Boston Scientific AG                                                      Switzerland
Boston Scientific Argentina S.A.                                          Argentina
Boston Scientific Asia Pacific Pte. Ltd.                                  Singapore
Boston Scientific B.V.                                                    The Netherlands
Boston Scientific Benelux B.V.                                            The Netherlands
Boston Scientific Benelux NV                                              Belgium
Boston Scientific Bulgaria EOOD                                           Bulgaria
Boston Scientific Capital(UK)                                             England
Boston Scientific Ceska repulika s.r.o.                                   Czech Republic
Boston Scientific Colombia Limitada                                       Colombia
Boston Scientific Cork Limited                                            Ireland
Boston Scientific Corporation Northwest Technology Center, Inc.           Washington
Boston Scientific del Caribe, Inc.                                        Puerto Rico
Boston Scientific Distribution Company                                    Ireland
Boston Scientific Distribution Ireland Limited                            Ireland
Boston Scientific Eastern Europe B.V.                                     The Netherlands
Boston Scientific Europe S.P.R.L.                                         Belgium
Boston Scientific Far East B.V.                                           The Netherlands
Boston Scientific Foundation, Inc.                                        Massachusetts
Boston Scientific Funding Corporation                                     Delaware
Boston Scientific Ges.m.b.H.                                              Austria
Boston Scientific Glens Falls Corp.                                       Delaware
Boston Scientific Hellas S.A. - Minimally Invasive Medical Instruments    Greece
Boston Scientific Holland B.V.                                            The Netherlands
Boston Scientific Hong Kong Limited                                       Hong Kong
Boston Scientific Hungary Trading Limited Liability Company               Hungary
Boston Scientific Iberica, S.A.                                           Spain
Boston Scientific International B.V.                                      The Netherlands
Boston Scientific International Distribution Limited                      Ireland
Boston Scientific International Finance Limited                           Ireland
Boston Scientific International Holding B.V.                              The Netherlands
Boston Scientific International S.A.                                      France
Boston Scientific Ireland Limited                                         Ireland

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
Boston Scientific Israel Limited                                          Israel
Boston Scientific Japan K.K.                                              Japan
Boston Scientific Korea Co., Ltd.                                         Korea
Boston Scientific Latin America B.V.                                      The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada                     Chile
Boston Scientific Lebanon SAL                                             Lebanon
Boston Scientific Limited                                                 England
Boston Scientific Limited                                                 Ireland
Boston Scientific Ltd.                                                    Canada
Boston Scientific Medizintechnik GmbH                                     Germany
Boston Scientific Miami Corporation                                       Florida
Boston Scientific Mountain View Corp.                                     Delaware
Boston Scientific New Zealand Limited                                     New Zealand
Boston Scientific Nordic AB                                               Sweden
Boston Scientific Panama S.A.                                             Panama
Boston Scientific Philippines, Inc.                                       Philippines
Boston Scientific Polska Sp. Z.o.o.                                       Poland
Boston Scientific Pty. Ltd.                                               Australia
Boston Scientific S.A.                                                    France
Boston Scientific S.p.A.                                                  Italy
Boston Scientific S.a r.l.                                                Luxembourg
Boston Scientific Scimed, Inc.                                            Minnesota
Boston Scientific TIP Gerecleri Limited Sirketi                           Turkey
Boston Scientific Tullamore Limited                                       Ireland
Boston Scientific Uruguay S.A.                                            Uruguay
Boston Scientific Wayne Corporation                                       New Jersey
Boston Scientific de Costa Rica, S.R.L.                                   Costa Rica
Boston Scientific de Mexico, S.A. de C.V.                                 Mexico
Boston Scientific de Venezuela, C.A.                                      Venezuela
Boston Scientific do Brasil Ltda.                                         Brazil
Cardiac Pathways GmbH en liquidation                                      Germany
Cardiac Pathways Corporation                                              Delaware
Catheter Innovations, Inc.                                                Delaware
Corvita Corporation                                                       Florida
Corvita Europe S.A.                                                       Belgium
Enteric Medical Technologies, Inc.                                        Delaware
EP Technologies, Inc.                                                     Delaware
Forwich Limited                                                           Ireland
InFlow Dynamics, Inc.                                                     Delaware
Boston Scientific Technologie Zentrum AG                                  Germany
InterVentional Technologies Europe Limited                                Ireland
Interventional Technologies, Inc.                                         California
Medical Research Products A                                               California
Nilo Holding SA                                                           Switzerland
Norse Ventures B.V.                                                       The Netherlands
Precision Vascular Systems, Inc.                                          Utah
Quanam Medical Corporation                                                California
Schneider (Europe) GmbH                                                   Switzerland
Schneider Belgium N.V.                                                    Belgium
Schneider Puerto Rico                                                     Delaware
Smart Therapeutics, Inc.                                                  Delaware
Stream Enterprises LLC                                                    Delaware
Target Therapeutics, Inc.                                                 Delaware
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